Exhibit 99.1

Graham Corporation 20 Florence Avenue Batavia, NY 14020

IMMEDIATE RELEASE

Graham Corporation Reports Strong Orders and Record

Backlog for Fiscal Year 2015 First Quarter

•	First quarter orders of $31.1 million, up 32% over trailing quarter

•	Record backlog of $114.8 million

•	First quarter revenue was $28.5 million; diluted earnings per share was $0.24

•	Fiscal 2015 guidance confirmed; revenue expected to grow 17% to 27% to range of $120 to $130 million

BATAVIA, NY, July 31, 2014 – Graham Corporation (NYSE: GHM), a global business that designs, manufactures and sells critical equipment for the oil refining, petrochemical and power industries, including the supply of components and raw materials to nuclear energy facilities, today reported its financial results for its first quarter ended June 30, 2014. Graham’s current fiscal year (“fiscal 2015”) ends March 31, 2015.

Mr. James R. Lines, Graham’s President and Chief Executive Officer, commented, “We had a solid start to fiscal 2015 and I believe we are on track to achieve our growth targets for the year. Margins during the quarter reflected both the project mix in backlog and the fact that we remain in the early stages of a recovery in our markets. We are encouraged that the recovery appears to be steadily advancing, which we believe is reflected in our strong and growing backlog. We continue to invest in our facilities, processes and people while at the same time reaching for opportunities to expand our growth potential.”

U.S. Chemical/Petrochemical Industry Drives Sales in Quarter

(refer to sales by industry and region in accompanying tables)

Net sales in the first quarter of fiscal 2015 were $28.5 million, up from net sales of $28.3 million in the first quarter of the fiscal year ended March 31, 2014 (“fiscal 2014”). Sales to the U.S. market were $22.2 million, or 78% of total sales, up $7.2 million, or 48%, from the prior year. This increase was driven by infrastructure investments in the North American chemical/petrochemical industry. International sales decreased to $6.3 million with lower sales compared with the prior year in nearly all international regions.

Fluctuations in Graham’s sales among geographic locations and industries can vary measurably from quarter-to-quarter based on the timing and magnitude of projects. Graham does not believe that such quarter-to-quarter fluctuations are indicative of business trends, which it believes are more apparent on a trailing one to two year basis.

First Quarter Fiscal 2015 Operating Performance

Gross profit was $7.9 million, or 27.8% of sales, compared with $10.0 million, or 35.4% of sales, in the same period of the prior fiscal year and $7.4 million, or 28.4% of sales, in the trailing fourth quarter of fiscal 2014. Differences in product mix negatively impacted gross margin when compared with both the prior-year period and the trailing fourth quarter, and resulted in gross margins below what we anticipate for fiscal 2015.

- MORE -

Graham Corporation Reports Strong Orders and Record Backlog for Fiscal Year 2015 First Quarter

July 31, 2014

Selling, general and administrative (“SG&A”) expenses were $4.3 million, relatively consistent with the prior-year period. SG&A as a percent of sales decreased to 15.3% in the first quarter of fiscal 2015 compared with 15.6% in the prior-year period.

Operating profit in the first quarter was $3.6 million, or 12.6% of sales, compared with $5.6 million, or 19.9% of sales, in the first quarter of fiscal 2014. When compared with the trailing fourth quarter of fiscal 2014, operating profit was up from $3.2 million, reflecting a 40 basis point improvement in operating margin.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) was $4.2 million, or 14.6% of sales, compared with $6.2 million, or 21.8% of sales, in the same period of the prior fiscal year and $3.7 million, or 14.3% of sales, in the trailing fourth quarter. Graham believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance. Graham’s credit facility also contains ratios based on EBITDA. See the attached tables for important disclosures regarding Graham’s use of EBITDA as well as a reconciliation of net income to EBITDA.

Net income was $2.4 million, or $0.24 per diluted share, compared with $3.8 million, or $0.38 per diluted share, in the prior year’s first quarter.

Strong, Flexible Balance Sheet to Support Growth

Cash, cash equivalents and investments at June 30, 2014 were $61.4 million compared with $61.1 million at March 31, 2014.

Cash provided by operations in the first quarter of fiscal 2015 was $3.2 million, up from $2.0 million of cash provided by operations during the first quarter of fiscal 2014. The increase was driven primarily by a reduction in working capital usage during the fiscal 2015 quarter.

Capital expenditures were $2.6 million in the first quarter of fiscal 2015 compared with $0.3 million in first quarter of fiscal 2014. The majority of the increase was related to the ongoing capacity expansion at the Company’s Batavia, New York facility, which is on track for completion in the second quarter of fiscal 2015. Capital expenditures in fiscal 2015 are expected to be in the range of $5.5 million to $6.0 million, of which approximately 60% is expected to be utilized for the Batavia expansion.

Graham had no borrowings outstanding under its credit facility or any long-term debt outstanding at June 30, 2014.

Strong Pipeline of Opportunities and Increasing Bid Activity

Orders during the first quarter of fiscal 2015 were $31.1 million, compared with $32.8 million during the prior-year first quarter and $23.5 million in the trailing fiscal 2014 fourth quarter. Compared with the trailing quarterly period, the Company’s refining and chemical/petrochemical industry markets each had higher order levels, while orders for the power industry and its other commercial and industrial markets were down. During the first quarter of fiscal 2015, orders of $16.4 million, or 53%, were from U.S. customers, while orders from international markets accounted for $14.7 million of total orders, driven by sales to Canada, Asia and South America.

Graham expects that order levels will be variable between quarters, but that in the long-run orders will be relatively balanced between domestic and international markets.

The Company’s backlog was $114.8 million at June 30, 2014 compared with $112.1 million at March 31, 2014 and $90.4 million at June 30, 2013. Approximately 32% of projects in backlog at the end of the fiscal 2015 first quarter were for refinery projects, 27% were related to chemical and petrochemical projects, 13% were for power projects, including nuclear energy, 23% were for the defense industry and the remaining 5% were related to other industrial or commercial applications.

- MORE -

Graham Corporation Reports Strong Orders and Record Backlog for Fiscal Year 2015 First Quarter

July 31, 2014

Approximately 70% to 75% of orders currently in backlog are expected to be converted to sales within the next 12 months. Graham had no projects on hold in backlog as of June 30, 2014.

Fiscal 2015 Outlook Remains Unchanged

Graham continues to expect fiscal 2015 sales will be in a range of $120 to $130 million, representing anticipated growth of approximately 17% to 27% compared with fiscal 2014. Gross margin for fiscal 2015 is expected to be between 30% and 32%, as pricing power is still consistent with historic early-cycle margins. SG&A expense is expected to be between 15% and 16% of sales for fiscal 2015. Graham expects its fiscal 2015 full year tax rate to be between 33% and 34%.

Mr. Lines concluded, “The strong bidding activity we experienced during fiscal 2014 has continued into fiscal 2015 and we expect that order levels will remain strong. We believe that our key end markets of oil refining, petrochemical and other related energy markets are improving. We further believe that the current activity level within our pipeline continues to be more robust than in past expansion cycles, providing us opportunities to reach our goals for fiscal 2015 and beyond.”

Webcast and Conference Call

Graham will host a conference call and live webcast today at 2:00 p.m. Eastern Time to review its financial condition and operating results for its first quarter of fiscal 2015, as well as its strategy and outlook. The review will be accompanied by a slide presentation which will be made available immediately prior to the conference call on Graham’s website at www.graham-mfg.com under the heading “Investor Relations.” A question-and-answer session will follow the formal presentation.

Graham’s conference call can be accessed by calling 1-201-689-8560. Alternatively, the webcast can be monitored on Graham’s website at www.graham-mfg.com.

To listen to the archived call, dial 1-858-384-5517, and enter replay pin number 13585606. A telephonic replay will be available from approximately 5:00 p.m. Eastern Time on the day of call through Thursday, August 7, 2014. A transcript of the call will be placed on Graham’s website once available.

ABOUT GRAHAM CORPORATION

With world-renowned engineering expertise in vacuum and heat transfer technology, Graham Corporation is a global designer, manufacturer and supplier of custom-engineered ejectors, pumps, condensers, vacuum systems and heat exchangers. For nearly 80 years, Graham has built a reputation for top quality, reliable products and high-standards of customer service. Sold either as components or complete system solutions, the principal markets for Graham’s equipment are energy, including oil and gas refining and nuclear and other power generation, chemical/petrochemical and other process industries. In addition, Graham’s equipment can be found in diverse applications, such as metal refining, pulp and paper processing, shipbuilding, water heating, refrigeration, desalination, food processing, pharmaceutical, heating, ventilating and air conditioning, and in nuclear power installations, both inside the reactor vessel and outside the containment vessel.

Graham Corporation’s subsidiary Energy Steel & Supply Co. is a leading code fabrication and specialty machining company dedicated exclusively to the nuclear power industry.

Graham Corporation’s reach spans the globe. Its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East. Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “opportunities,” seeking,” “plans,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, the expected performance of Energy Steel & Supply Co, expected expansion and growth opportunities within the domestic and international markets, anticipated revenue, the timing of conversion of backlog to sales, market presence, profit margins, tax rates, foreign sales operations, its ability to improve cost competitiveness, customer preferences, changes in market conditions in the industries in which it operates, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, and its acquisition and growth strategy are forward-looking

- MORE -

Graham Corporation Reports Strong Orders and Record Backlog for Fiscal Year 2015 First Quarter

July 31, 2014

statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission, included under the heading entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Jeffrey F. Glajch	Deborah K. Pawlowski / Karen L. Howard
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908 / (716) 843-3942
Email: jglajch@graham-mfg.com	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

- MORE -

Graham Corporation Reports Strong Orders and Record Backlog for Fiscal Year 2015 First Quarter

July 31, 2014

Graham Corporation First Quarter Fiscal 2015

Consolidated Statements of Operations—Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2014	2013	% Change
Net sales	$28,502	$28,256	0.9%

Cost of products sold	20,570	18,241	12.8%

Gross profit	7,932	10,015	(20.8%)
Gross profit margin	27.8%	35.4%
Other expenses and income:
Selling, general and administrative	4,295	4,346	(1.2%)
Selling, general and administrative - amortization	54	57	(5.3%)

	4,349	4,403	(1.2%)
Operating profit	3,583	5,612	(36.2%)
Operating profit margin	12.6%	19.9%
Interest income	(46)	(11)	318.2%
Interest expense	3	5	(40.0%)

Income before provision for income taxes	3,626	5,618	(35.5%)

Provision for income taxes	1,234	1,810	(31.8%)

Net income	$2,392	$3,808	(37.2%)

Per share data
Basic:
Net income	$0.24	$0.38	(36.8%)

Diluted:
Net income	$0.24	$0.38	(36.8%)

Weighted average common shares outstanding:
Basic	10,105	10,057
Diluted	10,127	10,086

Dividends declared per share	$0.04	$0.03	33.3%

- MORE -

Graham Corporation Reports Strong Orders and Record Backlog for Fiscal Year 2015 First Quarter

July 31, 2014

Graham Corporation First Quarter Fiscal 2015

Consolidated Balance Sheets—Unaudited

(Amounts in thousands, except per share data)

	June 30,	March 31,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$46,410	$32,146
Investments	15,000	29,000
Trade accounts receivable, net of allowances ($22 and $46 at June 30 and June 30, 2014, respectively)	12,297	10,339
Unbilled revenue	7,634	7,830
Inventories	12,817	16,518
Prepaid expenses and other current assets	865	457
Income taxes receivable	—	498
Deferred income tax asset	715	668

Total current assets	95,738	97,456
Property, plant and equipment, net	18,559	16,449
Prepaid pension asset	6,077	5,759
Goodwill	6,938	6,938
Permits	10,300	10,300
Other intangible assets, net	4,563	4,608
Other assets	213	124

Total assets	$142,388	$141,634

Liabilities and stockholders’ equity
Current liabilities:
Current portion of capital lease obligations	$70	$80
Accounts payable	7,132	10,084
Accrued compensation	5,505	5,701
Accrued expenses and other current liabilities	2,688	2,233
Customer deposits	8,515	8,012
Income taxes payable	738	—

Total current liabilities	24,648	26,110

Capital lease obligations	124	136
Accrued compensation	—	158
Deferred income tax liability	8,301	8,197
Accrued pension liability	283	272
Accrued postretirement benefits	862	853

Total liabilities	34,218	35,726

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value - Authorized, 500 shares
Common stock, $.10 par value - Authorized, 25,500 shares
Issued, 10,430 and 10,409 shares at June 30, 2014 and March 31, 2014, respectively	1,043	1,041
Capital in excess of par value	20,458	20,274
Retained earnings	95,456	93,469
Accumulated other comprehensive loss	(5,676)	(5,765)
Treasury stock, 311 shares at each of June 30, 2014 and March 31, 2014	(3,111)	(3,111)

Total stockholders’ equity	108,170	105,908

Total liabilities and stockholders’ equity	$142,388	$141,634

- MORE -

Graham Corporation Reports Strong Orders and Record Backlog for Fiscal Year 2015 First Quarter

July 31, 2014

Graham Corporation First Quarter Fiscal 2015

Consolidated Statements of Cash Flows—Unaudited

(Amounts in thousands)

	Three Months Ended
	June 30,
	2014	2013
Operating activities:
Net income	$2,392	$3,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	520	493
Amortization	54	57
Amortization of unrecognized prior service cost and actuarial losses	130	221
Discount accretion on investments	—	(3)
Stock-based compensation expense	123	195
Deferred income taxes	(7)	183
(Increase) decrease in operating assets:
Accounts receivable	(1,958)	(7,900)
Unbilled revenue	196	2,992
Inventories	3,702	1,843
Prepaid expenses and other current and non-current assets	(487)	(645)
Prepaid pension asset	(320)	(198)
Increase (decrease) in operating liabilities:
Accounts payable	(3,015)	(1,731)
Accrued compensation, accrued expenses and other current and non-current liabilities	259	234
Customer deposits	502	797
Income taxes payable/receivable	1,236	1,628
Long-term portion of accrued compensation, accrued pension liability and accrued postretirement benefits	(138)	26

Net cash provided by operating activities	3,189	2,000

Investing activities:
Purchase of property, plant and equipment	(2,569)	(295)
Purchase of investments	(5,000)	(22,999)
Redemption of investments at maturity	19,000	23,000

Net cash provided by (used by) investing activities	11,431	(294)

Financing activities:
Principal repayments on capital lease obligations	(21)	(21)
Issuance of common stock	29	48
Dividends paid	(405)	(301)
Excess tax benefit on stock awards	34	61

Net cash used by financing activities	(363)	(213)

Effect of exchange rate changes on cash	7	6

Net increase (decrease) in cash and cash equivalents	14,264	1,499
Cash and cash equivalents at beginning of year	32,146	24,194

Cash and cash equivalents at end of period	$46,410	$25,693

- MORE -

Graham Corporation Reports Strong Orders and Record Backlog for Fiscal Year 2015 First Quarter

July 31, 2014

Graham Corporation First Quarter Fiscal 2015

EBITDA Reconciliation—Unaudited

(Amounts in thousands)

	Three Months Ended
	June 30,
	2014	2013
Net income	$2,392	$3,808
+Net interest income	(43)	(6)
+Income taxes	1,234	1,810
+Depreciation and amortization	574	550

EBITDA	$4,157	$6,162

EBITDA margin %	14.6%	21.8%

EBITDA is defined as consolidated net income before interest expense and income, income taxes, and depreciation and amortization. EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information such as EBITDA is important for investors and other readers of Graham’s financial statements, as it is used as an analytical indicator by Graham’s management to better understand operating performance. Graham’s credit facility also contains ratios based on EBITDA. Because EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

- MORE -

Graham Corporation Reports Strong Orders and Record Backlog for Fiscal Year 2015 First Quarter

July 31, 2014

Graham Corporation First Quarter Fiscal 2015

Additional Information—Unaudited

ORDER & BACKLOG TREND

($ in millions)

	Q114	Q214	Q314	Q414	FY2014	Q115
	6/30/13	9/30/13	12/31/13	3/31/14	Total	6/30/14
Orders	$32.8	$48.4	$23.5	$23.5	$128.2	$31.1
Backlog	$90.4	$114.4	$114.6	$112.1	$112.1	$114.8

SALES BY INDUSTRY FY 2015

($ in millions)

FY 2015	Q1 6/30/14	% of Total
Refining	$6.6	23%
Chemical/ Petrochemical	$11.7	41%
Power	$4.9	17%
Other Commercial and Industrial*	$5.3	19%

Total	$28.5

SALES BY INDUSTRY FY 2014

($ in millions)

FY 2014	Q1 6/30/13	% of Total	Q2 9/30/13	% of Total	Q3 12/31/13	% of Total	Q4 3/31/14	% of Total	FY2014	% of Total
Refining	$12.6	45%	$10.5	43%	$7.3	31%	$5.8	22%	$36.2	35%
Chemical/ Petrochemical	$4.6	16%	$4.0	16%	$5.4	23%	$10.5	40%	$24.5	24%
Power	$7.7	27%	$5.7	23%	$5.3	23%	$4.9	19%	$23.5	23%
Other Commercial and Industrial*	$3.4	12%	$4.3	18%	$5.4	23%	$4.9	19%	$18.0	18%

Total	$28.3		$24.5		$23.4		$26.1		$102.2

*	Includes the defense industry.

- MORE -

Graham Corporation Reports Strong Orders and Record Backlog for Fiscal Year 2015 First Quarter

July 31, 2014

Graham Corporation First Quarter Fiscal 2015

Additional Information—Unaudited

(Continued)

SALES BY REGION FY 2015

($ in millions)

FY 2015	Q1 6/30/14	% of Total
United States	$22.2	78%
Middle East	$1.5	5%
Asia	$2.4	8%
Other	$2.4	9%

Total	$28.5

SALES BY REGION FY 2014

($ in millions)

FY 2014	Q1 6/30/13	% of Total	Q2 9/30/13	% of Total	Q3 12/31/13	% of Total	Q4 3/31/14	% of Total	FY2014	% of Total
United States	$15.0	53%	$14.1	58%	$14.5	62%	$20.3	78%	$63.8	62%
Middle East	$1.5	5%	$0.9	4%	$0.8	3%	$1.1	4%	$4.3	4%
Asia	$6.5	23%	$2.8	11%	$1.5	7%	$0.6	2%	$11.5	11%
Other	$5.3	19%	$6.7	27%	$6.6	28%	$4.1	16%	$22.6	23%

Total	$28.3		$24.5		$23.4		$26.1		$102.2

- MORE -